Exhibit 10.19
METLIFE AUXILIARY MATCH PLAN
(Amended and Restated, Effective January 1, 2026)

METLIFE AUXILIARY MATCH PLAN
MetLife, Inc. maintains the MetLife Auxiliary Match Plan (the “Plan”). The Plan is hereby amended and restated effective January 1, 2026.
Article 1 – Purpose of Plan and Construction
The purpose of the Plan is to provide Company Contributions on behalf of eligible employees whose Company Matching Contributions under the MetLife 401(k) Plan are not provided due to (a) limitations imposed by section 415 or 401(a)(17) of the Code; or (b) the reduction of such employees’ annual salary and annual incentive compensation as a result of elective deferrals made under the Leadership Plan.
This Plan will be construed and administered as a nonqualified deferred compensation plan that is intended to satisfy the requirements of section 409A of the Code and the Treasury Regulations thereunder.
Article 2 – Definitions
Except for terms defined in this Plan, all capitalized terms used in this Plan shall have the same definition and meaning assigned to those terms under the MetLife 401(k) Plan.
2.1    401(k) Plan means the MetLife 401(k) Plan, as amended from time to time.
2.2    Affiliate means, except as otherwise provided in this Plan document, any corporation, partnership, joint venture or other business entity which is considered to be a single employer with the Company under Code section 414(b) or (c).
2.3    Beneficiary means one or more persons designated by a Participant or otherwise determined under Section 5.11 to receive, as a result of the Participant’s death, the portion of the Participant’s vested account balance that has not been distributed.
2.4    Code means the Internal Revenue Code of 1986, as amended.
2.5    Commissioned Participant means, commencing January 1, 2008, any employee participating in this Plan who was compensated primarily by commissions, except that the term Commissioned Participant does not include any employee who was classified by the Company as a group commissioned employee. No new Commissioned Participants will begin participating in this Plan after July 2, 2016. Any Participant who was initially classified as a Commissioned Participant and (i) ceases to be compensated primarily by commissions or (ii) continues participating in this Plan as an active or former employee of the Company after July 2, 2016, shall retain his status as a Commissioned Participant and the distribution of his account balance under this Plan shall be governed by Section 5.6 or 5.7, as applicable.
2.6    Company means MetLife, Inc. and any Participating Company, as defined under the 401(k) Plan.

2.7    Company Contributions means the amount the Company contributes to the Participant’s account under the Plan pursuant to Section 4.1 herein.
2.8    Core Funds means the fundamental investment options designated under the 401(k) Plan, as such investment options are amended from time to time.
2.9    Default Commencement Date means the date as of which a Participant’s vested account balance will commence to be distributed in absence of an election designating an alternative commencement date. The Default Commencement Date will be as follows:
(a)    For purposes of Section 5.3, the Default Commencement Date will be as soon as administratively practicable following the date that the Participant has a Separation from Service (subject to Section 6.6(b) of the Plan with respect to Specified Employees);
(b)    For purposes of Sections 5.4 and 5.5, the Default Commencement Date will be as soon as administratively practicable following the date that constitutes the first anniversary of the date on which the Participant has a Separation from Service; and
(c)    For purposes of Sections 5.6 and 5.7, except as otherwise provided in Sections 5.6(a) and 5.7(a), the Default Commencement Date will be the October 1st following the date of the Commissioned Participant’s sixtieth (60th) birthday.
2.10    Default Mode of Payment means the Mode of Payment in which a Participant’s vested account balance is required to be distributed in the absence of a Mode of Payment Election. The Default Mode of Payment will be a single sum.
2.11    Deferral Period means the period of years following the Participant’s Default Commencement Date over which commencement of his vested account balance is deferred.
2.12    Deferral Period Election means a Participant’s election of a Deferral Period for his vested account balance under this Plan.
2.13    ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.14    Leadership Plan means the MetLife Leadership Deferred Compensation Plan, as amended from time to time.
2.15    Mode of Payment means the optional form of distribution under which a Participant’s vested account balance becomes payable.
2.16    Mode of Payment Election means a Participant’s election to designate a Mode of Payment for his vested account balance under Section 5.1.
2.17    Participant means any employee of the Company eligible to participate in the 401(k) Plan who satisfies the requirements of Article 3, and any former employee of the Company who continues to maintain an account balance under this Plan. Unless otherwise specified, the term Participant includes a Commissioned Participant.

2.18    Plan means this MetLife Auxiliary Match Plan, as amended from time to time.
2.19    Plan Administrator means MetLife Group, Inc.
2.20    Plan Year means the calendar year.
2.21    Specified Employee means each Participant who is determined to be a “key employee” at any time during the 12-month period beginning on October 1 and ending on September 30. Therefore, September 30 of each year will serve as the Specified Employee identification date for the Plan. The list of Specified Employees generated on September 30 of each year will be effective from January 1 through December 31 of the immediately following calendar year. For purposes of this definition, the term “key employee” will mean a Participant who is determined to be a key employee (as defined under Code section 416(i) without regard to paragraph (5) thereof) at any time during the 12-month period ending on September 30.
2.22    Separation from Service means the Participant’s death, retirement or other termination of employment sufficient to constitute a “separation from service” within the meaning of Code section 409A(a)(2)(A)(i) and Treasury Regulation section 1.409A-l(h)(l). In addition, a Participant will be treated as having experienced a Separation from Service as of the twenty-four-month anniversary in which he commenced receiving disability benefits (both short-term and long-term) under the Company’s disability plans.
Article 3 – Participation
Each participant in the 401(k) Plan who (a) has elected to make before-tax contributions, Roth contributions, and/or after-tax contributions to the 401(k) Plan equal to at least 3% of his compensation (as defined in the 401(k) Plan) with respect to one or more payroll periods during the Plan Year and (b) whose Company Matching Contributions under the 401(k) Plan during any payroll period for which such before-tax contribution and/or Roth contribution elections in effect are reduced because of (i) the contribution limitation of section 415 of the Code, (ii) the compensation limitation of section 401(a)(17) of the Code, or (iii) the deferral of compensation into the Leadership Plan, will be a Participant under this Plan.
Article 4 – Accounts: Contributions, Vesting and Valuation
4.1    Company Contributions. For each Plan Year, the Company will contribute to this Plan, on behalf of each Participant, Company Contributions equal to the amount of Company Matching Contributions that would have been made to the 401(k) Plan had the limitations of sections 415 or 401(a)(17) of the Code not applied to the Participant’s account under the 401(k) Plan and had deferrals to the Leadership Plan not been made.
4.2    Vesting of Company Contributions. Company Contributions under this Plan will vest in accordance with the vesting schedule applicable to Company Matching Contributions under the 401(k) Plan.

4.3    Elections and Tracking of Investment Performance. A Participant may make an election with respect to the investment allocation of future Company Contributions as well as existing balances. Such allocation will be mapped to the performance of one or more of the Core Funds under the 401(k) Plan. No investment allocation election will represent an actual investment in any such fund, but will merely reflect the performance of such fund. Thus, the Participant’s account balance under this Plan will be adjusted for income, gains and losses in the same manner as if such Participant had directed the investment of his account balance among one or more of the Core Funds. The Participant’s ability to change the investment allocation of future contributions and existing balances will be subject to the same rules and restrictions that apply to the 401(k) Plan. If a Participant fails to specify the investment allocation of contributions to this Plan, then earnings, gains and/or losses on such contributions will be determined using the returns from the Core Fund that has been designated as the 401(k) Plan’s qualified default investment alternative, until the Participant elects a different investment allocation.
Article 5 – Distribution Election and Benefit Payments
5.1.    Optional Modes of Payment Available.
(a)    Modes of Payment Available. The Participant may elect to receive a distribution of his vested account balance under this Plan in any of the following Modes of Payment:
(1)    A single sum; or
(2)    A specified number of annual installments (but not less than two nor more than fifteen).
(b)    Mode of Payment Election. A Participant’s Mode of Payment Election will specify the number of full years over which his vested account balance will be distributed to him. If the Participant inserts one, he will be deemed to have elected to receive a distribution of his vested account balance in the form of a single sum. If a Participant has failed to make a Mode of Payment Election, he will be deemed to have elected to receive a distribution of his vested account balance in the Default Mode of Payment.
(c)    Installment Amounts. If a Participant elected to receive his vested account balance in the form of annual installments, the first such installment will be calculated by dividing his vested account balance by the number of installments elected. Each subsequent year’s installment will be calculated by dividing the Participant’s vested account balance by the number of remaining installments (i.e., the number of installments contained in the Participant’s Mode of Payment Election, reduced by one for each year that has elapsed since the first year).
5.2.    Cash-out of a Participant’s Vested Account Balance. The Company may elect, in its sole discretion and without the Participant’s consent, to pay the vested portion of the Participant’s account in one lump sum at any time following the Participant’s Separation from Service, provided (a) the Company’s exercise of discretion to cash-out such amount is evidenced in writing no later than the date of such payment; (b) the payment results in the termination and liquidation of (i) the Participant’s entire interest in the Plan and (ii) all other amounts deferred under any other plans or arrangements of the Company or an Affiliate required to be treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation section 1.409A-1(c)(2)(i)(B); and (c) such payment is not greater than the applicable dollar amount under section 402(g)(1)(B) of the Code.
5.3.    Participant’s Election of Time and Form of Benefit Distribution Prior to 2008.
(a)    Distribution of Vested Account Balance in Absence of an Election. Unless a Participant made a distribution election under the provisions of this Plan as in effect prior to 2007 or made a distribution election in accordance with Section 5.3(b) on or after January 1, 2007, and prior to January 1, 2008, such Participant will be deemed to have elected to receive his vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date applicable to Section 5.3.
(b)    Rules Governing Election of the Time and Form of Benefit Distribution.
(1)    Limitations on Timing of Elections. All distribution elections under this subsection (b) will be made in accordance with the following timing requirements:
(A)    If a Participant has not made a prior distribution election under the provisions of this Plan in effect prior to 2007 and such Participant makes a distribution election in accordance with this subsection (b) on or after January 1, 2007, but prior to January 1, 2008, such election will become effective immediately; or
(B)    If a Participant has made a prior distribution election under the provisions of this Plan in effect prior to 2007, and such Participant makes a new distribution election on or after January 1, 2007, but prior to January 1, 2008, such election will become effective immediately.
(2)    Commencement of Distribution. If a Participant has made a valid distribution election in accordance with this subsection (b) or has made a valid distribution election prior to January 1, 2007, under the terms of the Plan which were then in effect, distribution of such Participant’s vested account balance will be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election (or payable in the Default Mode of Payment on the Default Commencement Date applicable to Section 5.3 in absence of such elections), except as otherwise provided in Section 5.2.
5.4.    Participant’s Election of Time and Form of Benefit Distribution After 2007 but Prior to 2009.
(a)    Distribution of Vested Account Balance in Absence of an Election. Unless a Participant (other than a Commissioned Participant) made (or is deemed to have made) a distribution election under the provisions of this Plan as in effect prior to 2007 or in accordance with Section 5.3, or makes a distribution election in accordance with Section 5.4(b) on or after

January 1, 2008, and prior to January 1, 2009, a Participant will be deemed to have elected to receive his vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date applicable to Section 5.4.
(b)    Rules Governing Election of the Time and Form of Benefit Distribution.
(1)    Limitations on Timing of Elections. All distribution elections by Participants (other than Commissioned Participants) under this subsection (b) will be made in accordance with the following timing requirements:
(A)    If a Participant has not made a valid distribution election under the provisions of this Plan in effect prior to 2007 or in accordance with Section 5.3, and such Participant makes a distribution election in accordance with this subsection (b) on or after January 1, 2008, but prior to January 1, 2009, such election will become effective immediately; or
(B)    If a Participant has made a valid distribution election under the provisions of this Plan in effect prior to 2007 or in accordance with Section 5.3 and such Participant makes a new distribution election in accordance with this subsection (b) on or after January 1, 2008, but prior to January 1, 2009, such election will become effective immediately.
(2)    Commencement of Distribution. If a Participant has made a valid distribution election in accordance with this subsection (b) or has made a valid distribution election under the terms of this Plan as in effect prior to 2007 or in accordance with Section 5.3, distribution of such Participant’s account balance will be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election (or payable in the Default Mode of Payment on the applicable Default Commencement Date in absence of such elections), except as otherwise provided in Section 5.2.
5.5    Participant’s Election of Time and Form of Benefit Distribution After 2008.
(a)    Existing Participants prior to January 1, 2009, and Newly Eligible Participants on or after January 1, 2009. If, prior to January 1, 2009, a Participant (other than a Commissioned Participant) has made (or is deemed to have made) a valid distribution election under the provisions of this Plan as in effect prior to 2007 or in accordance with Section 5.3 or 5.4, distribution of such Participant’s vested account balance will be made as soon as administratively practicable following such election (or deemed election), unless such Participant makes a subsequent distribution election in accordance with Section5.5(b). If an employee of the Company first becomes eligible to participate in the Plan on or after January 1, 2009, such Participant (other than a Commissioned Participant) will be deemed to have elected to receive his vested account balance in the Default Mode of Payment payable as of the Default Commencement Date applicable to Section 5.5, unless the Participant makes an election in accordance with Section 5.5(b).

(b)    Rules Governing Election of the Time and Form of Benefit Distribution.
(1)    Limitations on Timing of Elections. All distribution elections made by Participants (other than Commissioned Participants) under this subsection (b) will be made in accordance with the following timing requirements:
(A)    If a Participant, who enters the Plan on or after January 1, 2009 and is deemed to have elected to receive his vested account balance in the Default Mode of Payment payable on the Default Commencement Date applicable to Section 5.5, makes a new distribution election under this subsection (b), such election will be subject to the timing rules under Section 5.8; or
(B)    If a Participant, who has previously made (or is deemed to have made) a distribution election under the provisions of this Plan in effect prior to 2007 or in accordance with Section 5.3, 5.4 or this subsection (b), makes a new distribution election under this subsection (b), such election will be subject to the timing rules under Section 5.8 of the Plan.
(C)    Notwithstanding any provision in this Section 5.5 to the contrary, in no event may a Participant make a distribution election under this subsection (b) following the date on which he experiences a Separation from Service.
(2)    Commencement of Distribution. If a Participant has made a distribution election in accordance with this subsection (b) or has made (or is deemed to have made) a distribution election under the provisions of the Plan in effect prior to 2007 or in accordance with Section 5.3 or 5.4, distribution of such Participant’s vested account balance will be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election (or payable in the Default Mode of Payment on the applicable Default Commencement Date in absence of such elections), except as otherwise provided in Section 5.2.
(c)    Effect of a Rehire. In the event that a Participant has experienced a Separation from Service and is later rehired by the Company, his rights with respect to any distribution election made under this Section will be determined as follows:
(1)    If such Participant made a distribution election under Section 5.3, 5.4 or 5.5(b) prior to his Separation from Service, whether or not payments under this Plan in accordance with such distribution election had commenced prior to the date of his reemployment by the Company, then payments will commence when scheduled in accordance with the terms of such Participant’s election or continue if such payments have already commenced. Upon such Participant’s reemployment any Company Contributions allocated to such Participant’s account under this Plan will be included as part of future payments under such election. Once such Participant has received a final distribution of his account, any Company Contributions which are allocated to such Participant’s account following receipt of his final payment will then be distributed following his subsequent Separation from Service in accordance with Section 5.5(a), unless such Participant makes an election in accordance with Section 5.5(b).
(2)    If such Participant has not made a distribution election in accordance with Section 5.3, 5.4 or 5.5(b) by the time of his initial Separation from Service, then he will receive his account under this Plan in the Default Mode of Payment on the applicable Default Commencement Date, notwithstanding the fact that such Participant is reemployed by the Company prior to the Default Commencement Date. If Company Contributions are allocated to such Participant’s account following the date of his Separation from Service, but prior to the Default Commencement Date, such Company Contributions will be included in the distribution on the Default Commencement Date. Once such Participant has received a final distribution of his account, any Company Contributions which are allocated to such Participant’s account following the receipt of his final payment will then be distributed following his subsequent Separation from Service in accordance with Section 5.5(a), unless such Participant makes an election in accordance with Section 5.5(b).
5.6    Commissioned Participant’s Election of Time and Form of Benefit Distribution After 2007 but Prior to 2009.
(a)    Distribution of Vested Account Balance in Absence of an Election. Unless a Commissioned Participant makes a distribution election prior to January 1, 2009, in accordance with subsection (b), a Commissioned Participant will be deemed to have elected to receive his vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date, regardless of whether or not he had previously experienced a Separation from Service. If a Commissioned Participant commences distribution of his vested account balance while he remains actively employed and Company Contributions continue to be made to his account under this Plan, then every five years after such Commissioned Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Commissioned Participant’s account will be distributed in a single sum.
(b)    Rules Governing Election of the Time and Form of Benefit Distribution.
(1)    Limitations on Timing of Elections. Notwithstanding any provision of this Plan to the contrary, all distribution elections by Commissioned Participants under this subsection (b) will be made in accordance with the following timing requirements:
(A)    Except with respect to a Commissioned Participant who had a Separation from Service prior to January 1, 2008, no prior distribution election made by any Commissioned Participant under the provisions of this Plan in effect prior to January 1, 2008 will be given effect on or after January 1, 2008. If a Commissioned Participant makes a distribution election in accordance with this subsection (b) on or after January 1, 2008, and prior to January 1, 2009, such election, if made no later than September 30 of the Plan Year immediately preceding the Plan Year in which occurs the Default Commencement Date, will become effective immediately.
(B)    Commencement Date Election Requirements. If a Commissioned Participant makes a distribution election in accordance with this subsection (b), such election can provide for a commencement date as of the October 1st following such Commissioned Participant’s attainment of a specified age, which will in no event be earlier than the Commissioned Participant’s attainment of age 55 or in no event later than such Commissioned Participant’s attainment of age 70, provided that such Commissioned Participant makes the distribution election no later than September 30th of the Plan Year immediately preceding the Plan Year in which he will attain the stated age and such election will become effective immediately.
(2)    Commencement of Distribution in Accordance with Commissioned Participant Election. If a Commissioned Participant has made a valid distribution election in accordance with this subsection (b), distribution of such Commissioned Participant’s vested account balance will be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election, except as otherwise provided in Section 5.2. If a Commissioned Participant commences distribution of his vested account balance while he remains actively employed and Company Contributions continue to be made to his account under this Plan in accordance with Section 4.1, then every five years after such Commissioned Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Commissioned Participant’s account will be distributed as follows:
(A)    if such Commissioned Participant is receiving a single sum, such additional amounts will be paid in a single sum every fifth year following the Commissioned Participant’s initial distribution; or
(B)    if such Commissioned Participant is receiving installment payments, such additional amounts will be allocated among the number of remaining unpaid installments as of such date. If all installments have been paid, such additional amounts will be distributed to the Participant in a single sum every fifth year following the Commissioned Participant’s initial distribution.
5.7    Commissioned Participant’s Election of Time and Form of Benefit Distribution After 2008.
(a)    Distribution of Vested Account Balance in Absence of an Election. Unless a Commissioned Participant made a distribution election in accordance with Section 5.6 or makes an election in accordance with subsection (b) of this Section on or after January 1, 2009, a Commissioned Participant will be deemed to have elected to receive his vested account balance in the Default Mode of Payment, payable as of the Default Commencement Date, except as otherwise provided in Section 5.2. Notwithstanding the foregoing, with respect to a

Commissioned Participant who has attained the age of fifty-nine (59) or older prior to becoming eligible to participate in this Plan, such Commissioned Participant’s vested account balance under this Plan will be distributed in the Default Mode of Payment as of October 1st of the year following the fifth anniversary of the date on which he commenced participation in the Plan. If a Commissioned Participant to whom this subsection (a) applies remains actively employed and Company Contributions continue to be made to his account, then every five years after such Commissioned Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Commissioned Participant’s account will be distributed in a single sum.
(b)    Rules Governing Election of Time and Form of Benefit Distribution.
(1)    Limitations on Timing of Elections. Notwithstanding any provision of this Plan to the contrary, all distribution elections by Commissioned Participants under this subsection (b) will be made in accordance with the following timing requirements:
(A)    No later than (i) September 30 of the Plan Year immediately preceding the Plan Year in which occurs the Default Commencement Date if such Participant has not made a prior distribution election under this subsection (b) or in accordance with Section 5.6; or (ii) September 30 of the Plan Year immediately preceding the Plan Year in which payment under such prior distribution election was scheduled to commence if such Participant has made a prior distribution election under this subsection (b) or in accordance with section 5.6. Such election will be effective after 12 months.
(B)    If a Commissioned Participant makes a distribution election in accordance with this subsection (b), such election may provide a commencement date that is not later than such Commissioned Participant’s attainment of age 70, provided that distributions would not commence later than the Commissioned Participant’s attainment of age 70, taking into account the “five-year rule” under Section 5.8.
(2)    Commencement of Distribution in Accordance with Participant Election. If a Commissioned Participant has made a valid distribution election in accordance with this subsection (b), distribution of such Commissioned Participant’s vested account balance will be made as soon as administratively practicable following the expiration of the Deferral Period specified in the Deferral Period Election, payable in the Mode of Payment specified in the Mode of Payment Election, except as otherwise provided in Section 5.2. If a Commissioned Participant commences distribution of his vested account balance while he remains actively employed and Company Contributions continue to be made to his account, then every five years after the Participant’s initial distribution, such additional contributions which are made during the Plan Year in which distributions commence and which are thereafter credited to the Commissioned Participant’s account will be distributed as follows:

(A)    If such Commissioned Participant receives a single sum distribution, such additional amounts will be paid in a single sum every fifth year following the Commissioned Participant’s initial distribution; and
(B)    If such Commissioned Participant receives installment payments, such additional amounts will be allocated among the number of remaining unpaid installments as of such date. If all installments have been paid, such additional amounts will be distributed to the Participant in a single sum every fifth year following the Commissioned Participant’s initial distribution.
5.8    Modification of Payment Schedule. A Participant may change the time and/or form of payment of his vested account balance under this Plan after the initial time and form of payment are established in accordance with this Article 5, provided the subsequent election: (1) does not take effect for 12 months; (2) defers payment for at least another five years from the scheduled payment date (except in the case of a payment due to death); and (3) is made at least 12 months prior to the scheduled payment date (or in the case of installments, 12 months before the date the first installment was scheduled to be paid). A Participant (other than a Commissioned Participant) must commence receipt of his vested account balance under the Plan no later than 10 years following his Default Commencement Date).
5.9    Loans Prohibited. No benefits under this Plan will be eligible for distributions as a loan to any Participant.
5.10    Distributions After Participant’s Death. In the event of a Participant’s death, regardless of whether benefits had commenced prior to the date of the Participant’s death and regardless of any distribution election made or deemed made under this Article 5, then a single sum will be paid to the Participant’s Beneficiary as soon as administratively practicable following the date on which the Plan Administrator is duly notified of the Participant’s death.
5.11    Beneficiary.
(a)    Beneficiary Designation. Except as provided below, the Participant’s Beneficiary will be the beneficiary designated by the Participant under the 401(k) Plan. However, if the Participant filed a beneficiary designation under this Plan, such designation would supersede the Participant’s beneficiary designation under the 401(k) Plan and upon the Participant’s death, benefits will be payable to the primary Beneficiary designated under this Plan. If there is more than one beneficiary under the 401(k) Plan or more than one primary Beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant’s benefit to be paid to each such Beneficiary, each Beneficiary will share equally in the benefits under the Plan. If one or more Beneficiaries predecease the Participant, the surviving Beneficiaries will share equally in the deceased Beneficiary’s portion of the Plan benefits. If all primary Beneficiaries predecease the Participant, benefits will be payable to the contingent Beneficiary upon the Participant’s death. If there is more than one contingent Beneficiary, and the contingent Beneficiary designation does not specify the percentage of the Participant’s benefit to be paid to each such contingent Beneficiary, each contingent Beneficiary will share equally in the benefits under the Plan. If one or more contingent Beneficiaries predecease the Participant, the surviving contingent Beneficiaries will share equally in the deceased contingent Beneficiary’s portion of the Plan benefits. If all contingent Beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the date of the Participant’s death, benefits will be payable to the Participant’s surviving spouse or, in the absence of such spouse, to the Participant’s estate.
(b)    Third-Party Payees. The Plan Administrator will distribute, designate, or otherwise recognize the attachment of any portion of a Participant’s account in favor of the Participant’s spouse, former spouse or dependents to the extent such action is mandated by the terms of a qualified domestic relations order as defined in section 414(p) of the Code, and otherwise as determined by this Plan. In cases where the qualified domestic relations order does not state a specific time and form of distribution of the interest of the spouse, former spouse or dependents, then the interest of these third-party payees will be paid directly to them in a lump sum as soon as administratively practicable after the Plan Administrator reviews the court order and determines that it properly applies to the Plan.
(c)    Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Plan Administrator advised of his current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Plan Administrator shall presume that the payee is missing. The Plan Administrator, after making such efforts, as in its discretion it deems reasonable and appropriate to locate the payee, may discontinue making future payments until contact with the payee is restored.
(d)    Facility of Payment to a Minor. If a distribution to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (a) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his residence, or (b) to the conservator or person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Company, and the Plan from further liability on account thereof.
Article 6 – General Provisions
6.1    No Duplication of Benefits. Notwithstanding any provision in this Plan to the contrary, no similar benefit that is paid under this Plan will be paid under any other deferred compensation plan(s) maintained by the Company or any of its Affiliates.
6.2    Dodd-Frank Recoupment/Clawback. Notwithstanding anything contained herein to the contrary, a Participant’s Plan benefit will be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by MetLife, Inc., or any of its Affiliates and, in each case, as may be amended from time to time. No such policy adoption or amendment will in any event require prior consent from a Participant. No recovery of compensation under such a clawback or recoupment policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with MetLife, Inc., or any of its Affiliates.

6.3    Unfunded Plan. The Plan is completely unfunded, and payment of benefits is supported only by the general assets of each Company. This Plan is entirely separate from the 401(k) Plan and participation in this Plan gives a Participant no right to any funds or assets of the 401(k) Plan. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the 401(k) Plan in discharge of the Company’s obligations thereunder will in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company’s obligations hereunder.
6.4    Non-transferability of Participant’s Interest. Except for any payments to a person other than the Participant, to the extent of an election by such person which is reflected in, or made in accordance with the provisions of a court order or decrees which the Plan Administrator has determined constitutes a domestic relations order, as defined in Code section 414(p)(1)(B), no Participant will have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor will such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.
6.5    Tax Withholding. Payments under this Plan will be made after the withholding of any federal, state, and local income, employment and other taxes legally obligated to be withheld, as determined by the Plan Administrator. All tax liabilities arising out of deferrals under this Plan shall be the sole obligation of the Participant or his Beneficiary, including, but not limited to, any tax liabilities arising out of Section 409A.
6.6    Section 409A of the Code.
(a)    Compliance. All amounts payable under the Plan are intended to comply with the requirements of Section 409A and any ambiguities herein shall be construed consistent with such intent. In administering the Plan, the Plan Administrator shall interpret this Plan in a manner consistent with such intent. To the extent benefits under the Plan are subject to Section 409A, Participants may be subject to certain penalties if the terms of the Plan or its administration do not comply with Section 409A. Notwithstanding the foregoing, neither MetLife, Inc. nor any Affiliate, nor the Plan Administrator, shall be liable to any Participant if any portion of the Participant’s payments under this Plan is subject to any additional tax, penalty, or other losses on account of the Plan or its administration failing to comply with Section 409A. Notwithstanding any other provision of this Plan, subject to any applicable laws to the contrary, the Plan Administrator may reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to MetLife, Inc. or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction; provided, however, that to the extent Section 409A is applicable, such offset shall not exceed the greater of $5,000 or the maximum offset amount then permitted under Section 409A.
(b)    Six-Month Delay Rule. Notwithstanding any provision in this Plan to the contrary, any Participant identified as a Specified Employee whose distributions under this Plan are subject to Section 409A and payable due to such Participant’s Separation from Service shall not have his distributions commence under this Plan earlier than six months after the date of the

Separation from Service (or, if earlier, the date of the Participant’s death). Any payments to which a Specified Employee would be entitled during the first six months following the date of his Separation from Service shall be accumulated and paid without interest as soon as administratively practical following the end of the six-month period, and any subsequent payments will be made as scheduled.
6.7    Headings; Construction of Words. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control. Words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in the masculine, feminine and neutral genders will be construed to include any other gender.
6.8    Governing Law. To the extent not inconsistent with Federal law, the validity of the Plan and its provisions will be construed and governed in accordance with the laws of the State of New York.
Article 7 – Administration of the Plan
7.1    Plan Administrator ’s Interpretation Binding. The Plan Administrator is empowered to take all actions it deems appropriate in administering this Plan. In the event of a difference of opinion between a Participant or Beneficiary and the Plan Administrator with respect to the meaning or application of the provisions of the Plan, the Plan Administrator’s final interpretation will be set forth in writing to the Participant and will be binding and conclusive. However, once a Change of Control (as defined in Article 9) has occurred, this Article 7 will no longer apply to differences of opinion between the Plan Administrator and a Participant regarding the application of Article 9 of this Plan to a Participant or with regard to any rights or benefits protected under Article 9 of this Plan or otherwise accrued prior to the Change of Control including the vesting thereof.
7.2    Claims Procedures.
(a)    Claims and Review Procedure. Claims for benefits and appeals of denied claims under the Plan will be administered in accordance with section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements or supersedes said section of ERISA), and the procedures adopted by the Plan Administrator, or its delegate, as appropriate. The claims procedures referenced above are incorporated herein by reference. The Plan will provide adequate notice to any claimant whose claim for benefits under the Plan has been denied, setting forth the reasons for such denial, and afford a reasonable opportunity to such claimant for a full and fair review by the Plan Administrator of the decision denying the claim. Benefits will be paid under the Plan only if the Plan Administrator, or its delegate, determines in its discretion that the applicant is entitled to them.
(b)    Limitations of Time for Submitting Claims and Suits Challenging Denial of Claims. No suit to recover benefits under this Plan or to allege that the Plan was not administered in accordance with its terms and/or ERISA will be brought more than six months following the expiration of the claims and review procedures described in subsection (a). If a Participant has received or has commenced to receive a distribution from the Plan, no claim for benefits under the Plan’s claims and review procedures described in subsection (a) will be made regarding the calculation of the amount of the benefits more than six months following the date on which the Participant received or commenced to receive such distribution.
Article 8 – Amendment and Termination of Plan
8.1    Amendment of the Plan. Except to the extent required by law, the Plan Administrator may amend this Plan at any time without the consent of any Participant or of any other person. However, any such amendment will not affect adversely the benefit entitlements of any Participant receiving benefits under the Plan at or prior to the time of such amendment. Notwithstanding the above, any amendment or group of amendments made effective on the same date, which would increase or decrease the annual cost of Plan benefits for active Plan Participants and former Plan Participants by twenty-five million dollars or more in the aggregate, as determined in good faith by the Plan Administrator, will take effect only after the action is authorized or ratified by the Board of Directors of MetLife, Inc.
8.2    Termination of the Plan. The Plan Administrator may elect to terminate this Plan subject to the following requirements:
(a)    The termination of the Plan does not occur proximate to a downturn in the financial health of the Company;
(b)    The Company terminates and liquidates all methods, programs and other arrangements maintained by the Company or any Affiliate providing for deferrals of compensation other than at the election of the service provider, as described in Treasury Regulation section 1.409A-1(c)(2)(B);
(c)    No payments in liquidation of the Plan are made within 12 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan has not occurred;
(d)    All payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and
(e)    The Company does not adopt a new plan providing for deferrals of compensation other than at the election of the service provider, within the meaning of Treasury Regulation section 1.409A-1(c)(2)(B) if the Participant participated in both plans, at any time within three years following the date that the Company takes all necessary action to irrevocably terminate and liquidate this Plan.
8.3    Effect of Change of Control. Notwithstanding the provisions of Section 8.1 above, or any other provision of this Plan, on or after a Change of Control (as defined in Article 9),

(a)    Amendments can no longer be made to or have any impact upon Article 7, Section 8.3 of Article 8 or Article 9 of this Plan; and
(b)    Participants who:
(i)    Accrued rights or benefits under this Plan prior to a Change of Control (as defined in Article 9), and,
(ii)    Whose rights or benefits are not vested at the time of the Change of Control cannot have the vesting schedule under Section 4.2, applicable on the day prior to the Change of Control, amended with regard to such rights or benefits, and cannot forfeit, or be deprived of, their right to vest in these accrued benefits due to any amendment or termination of this Plan.
Article 9 – Change of Control
9.1    Definitions.
(a)    Change of Control. For the purposes of this Plan, a “Change of Control” will be deemed to have occurred if:
(i)    Any Person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Corporation representing 25% or more of the combined Voting Power of the Corporation’s securities;
(ii)    Within any 24-month period, the persons who were directors of the Corporation at the beginning of such period (the “Incumbent Directors”) will cease to constitute at least a majority of the Board of Directors of the Corporation (the “Board”) or the board of directors of any successor to the Corporation; provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office will be deemed to be an Incumbent Director for purposes of this Section 9.1(a)(ii);
(iii)    The stockholders of the Corporation approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Corporation which is consummated (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Corporation immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (A) in the case of a merger or consolidation, the surviving or resulting corporation, (B) in the case of a share exchange, the acquiring corporation, or (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Corporation immediately prior to such Corporate Event; or

(iv)    Any other event occurs which the Board declares to be a Change of Control.
(b)    Corporation. For purposes of this Article 9, “Corporation” means MetLife, Inc.
(c)    Person. For purposes of the definition of Change of Control, “Person” will have the meaning ascribed to such term in section 3(a)(9) of the Exchange Act, as supplemented by section 13(d)(3) of the Exchange Act, and will include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that “Person” will not include (A) the Corporation or any Affiliate, (B) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (C) any employee benefit plan (including an employee stock ownership plan) sponsored by the Corporation, Company or any Affiliate.
(d)    Voting Power. For purposes of the definition of Change of Control, “Voting Power” will mean such number of Voting Securities as will enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and “Voting Securities” will mean all securities entitling the holders thereof to vote in an annual election of directors of a company.
(e)    Affiliate. For the purposes of this Article 9, an “Affiliate” will mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Corporation.
(f)    Cause. For the purposes of this Article 9, “Cause” means either:
(i)    The Participant’s conviction or plea of nolo contendere to a felony, or,
(ii)    Any act or acts of dishonesty or gross misconduct on the Participant’s part which results or is intended to result in material damage to the business or reputation of MetLife.
(g)    Good Reason. For the purposes of this Article 9, “Good Reason” means any of:
(i)    A reduction by the Corporation or an Affiliate in the Participant’s base salary rate below the rate in effect immediately before the date of the Change of Control;
(ii)    A relocation by the Corporation or an Affiliate of the Participant’s usual base work location to any other office or location more than 50 miles from the Participant’s usual base work location immediately prior to a Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities;
(iii)    If the Participant is a party to an Employment Continuation Agreement with the Corporation or an Affiliate, any circumstance or occurrence constituting “Good Reason” under that Employment Continuation Agreement; or

(iv)    The failure of the Corporation or an Affiliate to pay the Employee’s base salary or employee benefits as required by law.
9.2    Vesting and Other Rights on and After a Change of Control Subject to Conditions. In the event that:
(a)    There is a Change of Control as defined in Section 9.1(a) of this Article 9, and,
(b)    On the date of the Change of Control or on a date before the second anniversary of the Change of Control, a Participant in this Plan:
(i)    Is involuntarily terminated from employment by the Corporation or any Affiliate (other than directly in connection with a transfer of employment to or from the Corporation or any Affiliate) without Cause, or
(ii)    Voluntarily terminates employment with the Corporation or any Affiliate for Good Reason, then the Participant ‘s benefits and rights accrued as of the Change of Control under the 401(k) Plan and this Plan will vest immediately under this Plan, notwithstanding any other provision of the 401(k) Plan or this Plan, or any amendment or termination of this Plan taking place on or after a Change of Control.
These account balances will be paid under this Plan according to the ordinary distribution rules of this Plan. The ordinary distribution rules of this Plan are described in Article 5 as it existed immediately prior to the Change of Control.
(Signature Page Follows)

IN WITNESS WHEREOF, this MetLife Auxiliary Match Plan, as amended and restated effective January 1, 2026, is hereby approved and adopted.
PLAN ADMINISTRATOR
/s/ Thomas Ferraro
Thomas Ferraro
VP, HR Global Health & DC Plans
MetLife Group, Inc.

APPENDIX A
Supplement to the MetLife Auxiliary Match Plan
Special Rules for Employees in Puerto Rico
Article 1 – Intent
1.1    Purpose and Application of the Plan and Supplement.
(a)    The purpose of this Supplement is to provide rules which are exclusively applicable with respect to Puerto Rico Participants (as defined below) in the MetLife Auxiliary Match Plan (“Plan”). Regarding Puerto Rico Participants (as defined below), the purpose of the Plan is to provide Company Contributions on behalf of employees and their Beneficiaries whose Company Matching Contributions under the 401(k) Plan (as defined below) are reduced or eliminated solely because of the application of the limitations of: (i) section 1081.01(a)(11)(B)(i) of the Puerto Rico Internal Revenue Code of 2011, as amended (“PR Code”), or (ii) section 1081.01(a)(12) of the PR Code.
(b)    Unless otherwise indicated and unless the context clearly indicates otherwise, terms defined in the Plan will also apply to the terms used in this Supplement. All terms and provisions of the Plan will apply to this Supplement, except where the terms and provisions of this Plan and this Supplement conflict, the terms and provisions of this Supplement will govern. In addition, unless the context clearly indicates otherwise, these terms will have the meanings set forth below for purposes of this Supplement.
1.2    Type of Plan. It is the intent of the Company to construe and administer this Plan, to the extent it covers any Puerto Rico Participants (as defined below), as an unfunded plan that is not intended to meet the requirements of section 1081.01(a) of the PR Code, and therefore, does not meet the funding, employee coverage and other requirements that plans intended to be qualified under the PR Code must satisfy, and which provides for the deferment of compensation under which the employer contributions are not deductible under section 1033.09 of the PR Code (a “nonqualified deferred compensation plan”).
Article 2 –Definitions
“Puerto Rico Participant” means any employee of the Company eligible to participate in the 401(k) Plan who is enrolled to contribute before-tax contributions and/or after-tax contributions to the 401(k) Plan equal to at least 3% of his compensation (as defined in the 401(k) Plan) and who either satisfies the requirements of Article 3 of this Supplement, or any former Puerto Rico Eligible Employee (as defined in the 401(k) Plan) of the Company who continues to maintain an account balance under this Plan.
Article 3 – Participation by Puerto Rico Participants
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Each participant in the 401(k) Plan who is a “Puerto Rico Eligible Employee” (as defined in the 401(k) Plan) and who has elected to make before-tax contributions and/or after-tax contributions to the 401(k) Plan with respect to one or more payroll periods during the Plan Year and whose Company Matching Contributions under the 401(k) Plan during any payroll period for which such before-tax contributions and/or after-tax contributions election is in effect are reduced or eliminated because of the application of the limitations of: (i) section 1081.01(a)(11)(B)(i) of the PR Code; or (ii) section 1081.01(a)(12) of the PR Code, will be a Participant under this Plan.
Article 4 – Vesting and Payment of Benefits
4.1    Company Contributions. For each Plan Year, the Company will contribute to this Plan, on behalf of each Participant, the amount of Company contributions equal to the amount of Company Matching Contributions that would have been made to the 401(k) Plan had the limitations of sections 1081.01(a)(11)(B)(i) and 1081.01(a)(12) of the PR Code not applied to the Puerto Rico Participant’s account under the 401(k) Plan. The amount contributed by the Company will not be allowed as a deduction under the applicable provisions of the PR Code until the year in which it is recognized as income by the Puerto Rico Participant.
4.2.    Beneficiary. Notwithstanding the provisions of Section 5.11 of the Plan, a Puerto Rico Participant’s Beneficiary will be the Puerto Rico Participant’s estate in conformity with the Puerto Rico Civil Code of 2020, as amended.
Article 5 – Other Applicable Rules
5.1    Withholding Tax on Distributions. In addition to the provisions under Section 6.5 of the Plan, distributions under the Plan to Puerto Rico Participants will be subject to the applicable tax withholding and reporting provisions of the PR Code.
5.2    Governing Law. With respect to Puerto Rico Participants, the Plan will also be governed and construed in accordance with the PR Code, where such law is not in conflict with applicable U.S. laws. In addition, in connection with any legal action under the Plan with respect to a Puerto Rico Participant, it must be commenced in federal district court in San Juan, Puerto Rico.
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